Exhibit 21.1

Dyadic International, Inc. (Delaware)

Dyadic International (USA), Inc. (Florida) 100%

Geneva Investment Holdings Limited (British Virgin Islands) 100% - Inactive		Dyadic Nederland BV (The Netherlands) 100%